RULE 12d1-4
FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT, dated as of January 19 , 2022 (the "**Effective Date**") by and between Innealta Capital, LLC Acquiring Fund[s], severally and not jointly (each, an "**Acquiring Fund**"), and ProShares Trust (the "**Trust**"), a Delaware statutory trust, on behalf of each of its current and future series other than those series identified under the caption "Precautionary Notes: Funds Not Covered by the Agreement" on https://www.proshares.com/investment_agreement.html, severally and not jointly (each, an "**Acquired Fund**"). Each Acquiring Fund and each Acquired Fund is referred to as a "**Fund**".

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission ("**SEC**") as an investment company under the Investment Company Act of 1940, as amended, (the "**1940 Act**");

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the "**Rule**") permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund[s] and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Fund[s] may invest in the Acquired Funds in reliance on the Rule.

1. Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund's investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) *In-kind redemptions*. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund's registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind in the sole discretion of the Acquired Fund (which discretion of the Acquired Fund shall include the selection of portfolio securities to distribute in-kind), even where such Acquired Fund does not ordinarily satisfy redemption requests in-kind (particularly in the case of Acquired Funds that are not exchange-traded funds).

(ii) *Timing/advance notice of redemptions*. With respect to the Acquired Funds named on Schedule A (which may be amended from time to time, upon notification to the Acquiring Fund), the Acquiring Fund will use reasonable efforts to spread large redemption requests (as defined on Schedule A) over multiple days or to provide advance notification of

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redemption requests to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund's best interests.

(iii) *Scale of investment.* Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund's investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

2. Representations of the Acquired Funds

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3. Representations of the Acquiring Funds

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) An Acquiring Fund shall promptly notify an Acquired Fund:

(i) Where an Acquiring Fund and its Advisory Group (as defined in the Rule) individually or in the aggregate, hold more than 25% of such Acquired Fund's total outstanding voting securities; and

(ii) If at any time an Acquiring Fund no longer holds voting securities of an Acquired Fund in excess of the amount noted in (i) above.

(c) Each Acquiring Fund acknowledges that it may not rely on this Agreement to invest in those series identified under the caption "Precautionary Notes: Funds Not Covered by the Agreement" on https://www.proshares.com/investment_agreements.html, and that it is an Acquiring Fund's obligation to review for any changes which may occur from time to time.

4. Indemnification

(a) Indemnification by the Acquiring Funds. The Acquiring Funds shall indemnify, defend and hold harmless the Trust, the Acquired Fund, the Advisor and their affiliates and respective officers, directors, employees, agents, successors and assigns (collectively, the "Trust Indemnified Parties" or each

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a "Trust Indemnified Party") from and against, and shall reimburse the Trust Indemnified Parties for, any and all actions, suits, proceedings, claims, demands, fines, assessments, settlements, corrective or remedial actions, judgments, damages, costs liabilities, losses and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively referred to herein as "Losses") directly or indirectly based upon, arising out of, resulting from, relating to or in connection with any breach or violation of this Agreement or any representation set forth in this Agreement.

The Acquiring Funds shall not be liable under this indemnification provision with respect to any Losses to which a Trust Indemnified Party would otherwise be subject by reason of a Trust Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Trust Indemnified Party's duties or by reason of such Trust Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

The Acquiring Funds shall not be liable under this indemnification provision with respect to any claim made against any of the Trust Indemnified Parties unless such Trust Indemnified Party shall have notified the Acquiring Funds in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Trust Indemnified Party (or after such Trust Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Acquiring Funds of any such claim shall not relieve the Acquiring Funds from any liability which it may have to the Trust Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against a Trust Indemnified Party, the Acquiring Funds shall be entitled to participate, at its own expense, in the defense of such action. The Acquiring Funds also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Acquiring Funds to such party of the Acquiring Funds' election to assume the defense thereof, the Trust Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Acquiring Funds will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(b) Indemnification by the Trust. The Trust, on behalf of the Acquired Fund(s), shall indemnify, defend and hold harmless the Acquiring Funds and its respective officers, directors, employees, agents, successors and assigns (collectively, the "Acquiring Funds Indemnified Parties" or each an Acquiring Fund Indemnified Party) from and against, and shall reimburse the Acquiring Funds Indemnified Parties for, any and all actions, suits, proceedings, claims, demands, fines, assessments, settlements, corrective or remedial actions, judgments, damages, costs liabilities, losses and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively referred to herein as "Losses") directly or indirectly based upon, arising out of, resulting from, relating to or in connection with any breach or violation of this Agreement or any representation set forth in this Agreement.

Neither the Trust, nor any Acquired Fund shall be liable under this indemnification provision with respect to any Losses to which an Acquiring Funds Indemnified Party would otherwise be subject by reason of such Acquiring Funds Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Acquiring Funds Indemnified Party's duties or by reason of such Acquiring Funds Indemnified Party's reckless disregard of obligations and duties under this Agreement.

Neither the Trust, nor any Acquired Fund shall be liable under this indemnification provision with respect to any claim made against any of the Acquiring Funds Indemnified Parties unless such Acquiring Funds Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Acquiring Funds Indemnified Party (or after such Acquiring Funds Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not

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relieve any Acquired Fund from any liability which it may have to the Acquiring Funds Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Acquiring Funds Indemnified Party, the Trust, on behalf of the Acquired Fund(s) will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Acquiring Funds Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and neither the Trust nor any Acquired Fund will be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

5. Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:
Carla Fava
c/o Innealta Capital, LLC
13215 Bee Cave Pkwy, A-240
Austin, TX, 78738
Email: cfava@innealtacapital.com

With a copy to:
[Name]
Attn: Legal Dept.
[Address]
[City, State, Zip]
Fax:
Email:

If to the Acquired Fund:
ProShares Trust
c/o ProShare Advisors LLC
Attn: Patrice Blum
7272 Wisconsin Avenue, 21st Floor
Bethesda, MD 20814
Email: pblum@proshares.com

With a copy to:
ProShare Advisors LLC
Attn: General Counsel
7272 Wisconsin Avenue, 21st Floor
Bethesda, MD 20814
Email: generalcounsel@proshares.com

6. Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Funds' and the Acquiring Funds' reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon 60 days' notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other.

(d) This Agreement may be amended only by a writing that is signed by each affected party.

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(e) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that [is/are] involved in the matter in controversy and not to any other series of the Acquiring Funds.

(f) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that [is/are] involved in the matter in controversy and not to any other series of the Acquired Funds.

7. Termination of Prior Agreements.

The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between an Acquiring Fund and an Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the "Prior Section 12 Agreements"). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

8. Miscellaneous

(a) Entire Agreement. This Agreement between the Trust and the Acquiring Funds, contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

(b) Jurisdiction and Governing Law. The Trust and the Acquiring Funds each hereby consent to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereunder in any federal or state court within the City of New York, State of New York and agree that service of process may be accomplished pursuant to the provisions of Section 5 (Notices) above. The parties agree to bring any action with respect to this Agreement and the transactions contemplated hereunder exclusively in federal or state court within the City of New York, State of New York. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to conflicts of law principles thereof.

(c) Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

(d) Separability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect, unless such construction would be unreasonable.

(e) Waiver. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

(f) Binding Effect/Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this

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Agreement. No assignment of this Agreement or of any rights or oblig~~a~~tions hereunder may be made by either party without the prior written consent ofthe other and any attempted assignment without the required consent shall be void.

(g)Counterparts. This Agreement may be executed in counterparts, each ofwhich shall be an original, but which together shall constitute one and the same Agreement. Copies ofexecuted counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt ofcopies ofsuch counterparts is confirmed.

(h)Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect ofany litigation directly or indirectly arising out ofor relating to this Agreement or the transactions contemplated hereby. Each party certifies and acknowledges that (i) no representative, agent ~~o~~r attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event oflitigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications ofthis waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 7(h).

(i)Amendment. This Agreement may be amended or modified by a written agreement executed by both parties ~~a~~nd authorized or approved by a resolution ofthe Board ofTrustees ofthe Trust.

G)Survival. The following provisions shall survive t~~e~~rmination ofthis Agreement: Section 4 (Indemnification) and Section 7 (Miscellaneous).

(k)Limitation ofLiability ofTrustees and Shareholders. A copy ofthe Declaration of Trust ofthe Trust is on file with the Secretary ofState ofDelaware, and notice is hereby given that this instrument is executed on behalfofthe Trustees ofthe Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property ofthe Trust.

IN WITNESS WHEREOF, the parties h~~a~~ve executed this Agreement as of the date first written above.

ProShares Trust

/s/ Todd B. Johnson

Name: Todd B. Johnson

Title: President

Innealta Capital, LLC

/s/Carla Fava

Name: Carla Fava

Title: ChiefCompliance Officer

SCHEDULE A

List of Funds to Which Timing/Advance Notice of Redemptions Applies

Acquired Fund(s)	Definition of Large Redemption
None	N/A

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